Exhibit 24.1

STERIS PLC
POWER OF ATTORNEY
FORM 10-K

Each of the undersigned hereby makes, constitutes, and appoints Walter M Rosebrough, Jr., Michael J. Tokich, Karen L. Burton, J. Adam Zangerle, Ronald E. Snyder, Julia Kipnis, and each of them, his or her true and lawful attorney, with full power of substitution, for and in his or her name, place, and stead, to affix, as attorney-in-fact, his or her signature in any and all capacities, to the Annual Report on Form 10-K of STERIS plc for its fiscal year ended March 31, 2017, and any and all amendments thereto to be filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, with power to file said Form 10-K and such amendments, and any and all other documents that may be required in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts and things requisite or appropriate in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 26th day of April, 2017.

/s/ RICHARD C. BREEDEN	/s/ CYNTHIA L. FELDMANN
Richard C. Breeden, Director	Cynthia L. Feldmann, Director

/s/ JACQUELINE B. KOSECOFF	/s/ DAVID B. LEWIS
Jacqueline B. Kosecoff, Director	David B. Lewis, Director

/s/ SIR DUNCAN K. NICHOL	/s/ MOHSEN M. SOHI
Sir Duncan K. Nichol, Director	Mohsen M. Sohi, Director

/s/ RICHARD M. STEEVES	/s/ JOHN P. WAREHAM
Richard M. Steeves, Director	John P. Wareham, Chairman of the Board

/s/ LOYAL W. WILSON	/s/ MICHAEL B. WOOD
Loyal W. Wilson, Director	Michael B. Wood, Director

/s/ WALTER M ROSEBROUGH, JR	/s/ MICHAEL J. TOKICH
Walter M Rosebrough, Jr.	Michael J. Tokich
President and Chief Executive Officer	Senior Vice President, Chief Financial Officer, and Treasurer
(Principal Executive Officer), Director	(Principal Financial Officer)

/s/ KAREN L. BURTON
Karen L. Burton
Vice President and Controller
(Controller and Principal Accounting Officer)